UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 17, 2011

SOLAR THIN FILMS, INC.
(Exact name or registrant as specified in its charter)

Delaware	001-13549	95-4359228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

455 Central Avenue, Suite 366
Cedarhurst, NY 11516
(Address of Principal Executive Offices, Including Zip Code)

 (576) 443-0466
 (Registrant's Telephone Number, Including Area Code)

______________
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:   Regulation FD Disclosure

Press Release

We issued a press release on October 17, 2011 stating that certain entities (the “Entities”) had entered into agreements with three of our largest creditors granting each of the Entities an option to purchase the debt which was owed to said creditors by us. These Entities entered into agreements with us in which we granted to each of the Entities an option to convert an aggregate of $836,506.51 of our debt into an aggregate of up to 83,650,651 shares of our common stock at a conversion price of $0.01 per share.  There can be no assurance that any of the options referred to in this paragraph will be exercised. We remain liable for full payment of the principal, interest and all obligations pursuant to our indebtedness to our creditors for that portion of the indebtedness with respect to which the option is not exercised. In addition, with respect to two of such creditors ($324,908 of debt), we remain liable for the payment of any portion of our indebtedness if the consideration for the option is not paid to the creditor regardless of whether such option is exercised.

Management has been advised that during the month of October another entity (the “Entity”) will enter into an agreement with our largest creditor granting the Entity an option to purchase the debt which was owed to such creditor by us. This Entity intends to enter into an agreement with us in which we grant to the Entity an option to convert an aggregate of $1,176,466 of our debt into an aggregate of up to 39,215,533 shares of our common stock at a conversion price of $0.03 per share. There can be no assurance that the option referred to in this paragraph will be exercised. We remain liable for full payment of the principal, interest and all obligations pursuant to our indebtedness to this creditor for that portion of the indebtedness with respect to which the option is not exercised.

If all of the options are exercised, this will be a major step in cleaning up our balance sheet. In addition, we intend to restructure into an international developer and syndicator of solar power projects.

Item 8.01:  Other Events.

Conversion of Promissory Notes

Pursuant to the Agreements discussed under the heading “Regulation FD”, as of the date of the date hereof, we have issued an aggregate of 18,745,400 shares of our Common Stock pursuant to the conversion of an aggregate of $187,454 of our debt:

4,500,000 shares on September 21, 2011;

1,500,000 shares on September 29, 2011;

11,245,400 shares on October 7, 2011; and

1,500,000 shares on October 11, 2011.

Satisfaction of Past Due Salary

In addition, on August 31, 2011 we issued to our President and CEO Robert M. Rubin 12,000,000 shares of our restricted common stock, par value $.01 per share in satisfaction of $360,000 in past due salary for services provided to us between January 1, 2009 and December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Thin Films, Inc.

Date: October 19, 2011	By:	/s/ Robert M. Rubin, CEO